Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-237796) of Galaxy Gaming, Inc. of our report dated March 30, 2023, relating to the consolidated financial statements of Galaxy Gaming Inc., which report expresses an unqualified opinion, appearing in this Annual Report on Form 10K/A of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

San Diego, California

April 7, 2023